UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

STERIS plc

(Exact Name of Registrant as Specified in Charter)

Ireland	001-38848	98-1455064
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

70 Sir John Rogerson’s Quay, Dublin 2, Ireland D02 R296
(Address of principal executive offices)

Registrant’s telephone number, including area code: + 353 1 232 2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	STE	New York Stock Exchange
2.700% Senior Notes due 2031	STE/31	New York Stock Exchange
3.750% Senior Notes due 2051	STE/51	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

New Revolving Credit Agreement

On November 4, 2026, STERIS plc (“STERIS”), STERIS Corporation (“Corporation”), STERIS Limited (“Limited”) and STERIS Irish FinCo Unlimited Company (“FinCo”), each as a borrower and guarantor, entered into a credit agreement (the “New Revolving Credit Agreement”) with various financial institutions and each of J.P. Morgan SE and JPMorgan Chase Bank, N.A., as administrative agents, providing for a $1,600 million revolving credit facility (the “Revolver”), which replaces the existing credit agreement, dated as of October 7, 2024 (the “Existing Revolving Credit Agreement”). The proceeds of the Revolver may be used for revolving credit borrowings, swingline borrowings and letters of credit, with sublimits for such swingline borrowings and letters of credit. On the closing date for the New Revolving Credit Agreement, no borrowings were incurred to refinance and replace the Existing Revolving Credit Agreement.

The Revolver permits an incremental increase of commitments available thereunder in an amount not to exceed $800 million, subject to certain customary conditions. The Revolver matures on November 4, 2031 and all unpaid borrowings, together with accrued and unpaid interest thereon, are repayable on that date.

The Revolver bears interest from time to time, at either the Base Rate or the Relevant Rate, in each case as defined in and calculated under and as in effect from time to time under the New Revolving Credit Agreement, plus the Applicable Margin, as defined in the New Revolving Credit Agreement. The Applicable Margin is determined based on the debt rating of STERIS. Interest on borrowings made at the Base Rate (“Revolver Base Rate Advances”) is payable quarterly in arrears. Interest on borrowings made at a term benchmark Relevant Rate is payable at the end of the relevant interest period therefor, but in no event less frequently than every three months. Interest on borrowings made at a daily simple risk-free Relevant Rate is payable monthly in arrears. Swingline borrowings bear interest at a rate to be agreed by the applicable swingline lender and the applicable borrower, payable quarterly in arrears. In the case of swingline borrowings denominated in U.S. Dollars, that rate is subject to a cap equal to the Base Rate plus the Applicable Margin for Revolver Base Rate Advances plus the Facility Fee. Advances may be extended in U.S. Dollars or in specified alternative currencies (“Alternative Currency Advances”). Alternative Currency Advances are limited in the aggregate to the equivalent of $625 million.

The New Revolving Credit Agreement contains customary representations and warranties and covenants, including restrictions on the incurrence of indebtedness by non-guarantor subsidiaries and the creation of liens, and financial covenants consisting of a limitation on leverage and required minimum interest coverage. The New Revolving Credit Agreement also contains customary events of default, which include payment and other covenant defaults, breaches of representations and warranties, change of control or failures to pay money judgments and certain defaults in respect of indebtedness the aggregate principal amount of which exceeds the greater of $150 million or 3% of Consolidated Total Assets (“Material Indebtedness”), upon the occurrence of which, among other remedies, the lenders may accelerate the maturity of indebtedness and other obligations under the New Revolving Credit Agreement.

Delayed Draw Term Loan Agreement

On November 4, 2026, FinCo, as borrower, and each of STERIS, Corporation and Limited, as guarantors, entered into a new delayed draw term loan credit agreement (the “Delayed Draw Term Loan Agreement”) with various financial institutions and J.P. Morgan SE, as administrative agent, which provides for a delayed draw term loan facility in the amount of up to $500 million (the “Delayed Draw Term Loan”). The Delayed Draw Term Loan cannot be utilized unless, among other conditions, the acquisition of Xodus Medical, Inc. (the “Xodus Medical Acquisition”) is consummated, and the commitments under such Delayed Draw Term Loan will terminate if the Xodus Medical Acquisition is validly terminated or the specified outside date occurs, among other customary conditions. The Delayed Draw Term Loan matures on the date that is five years after the closing date of the Xodus Medical Acquisition (the “Acquisition Closing Date”). The Delayed Draw Term Loan bears interest from time to time, at either the Base Rate or the Term SOFR Rate, each as defined in and calculated under and as in effect from time to time under the Delayed Draw Term Loan Agreement, plus the Applicable Margin, as defined in the Delayed Draw Term Loan Agreement. The Applicable Margin is determined based on the debt rating of STERIS. Interest on borrowings made at the Base Rate (“Term Base Rate Advances”) is payable quarterly in arrears and interest on borrowings made at the Term SOFR Rate (“Term Benchmark Advances”) is payable at the end of the relevant interest period therefor, but in no event less frequently than every three months. There is no premium or penalty for prepayment of Term Base Rate Advances, but prepayments of Term Benchmark Advances are subject to a breakage fee.

No principal payments are due on the Delayed Draw Term Loan in the first year. During years two and three, quarterly principal payments are due on the last business day of each fiscal quarter in an amount equal to the principal amount of advances outstanding on the Acquisition Closing Date multiplied by 1.25%. During years four and five, quarterly principal payments are due on the last business day of each fiscal quarter in an amount equal to the principal amount of advances outstanding on the Acquisition Closing Date multiplied by 1.875%. The remaining unpaid principal balance of the Delayed Draw Term Loan, together with accrued and unpaid interest thereon, will be due and payable at maturity.

The Delayed Draw Term Loan Agreement contains customary representations and warranties and, effective from and after the funding of the Delayed Draw Term Loan on the Acquisition Closing Date, customary covenants, including restrictions on the incurrence of indebtedness by non-guarantor subsidiaries and on the creation of liens, and financial covenants consisting of a limitation on leverage and required minimum interest coverage. The Delayed Draw Term Loan Agreement also contains, effective from and after the funding of the Delayed Draw Term Loan on the Acquisition Closing Date, customary events of default, which include payment and other covenant defaults, breaches of representations and warranties, change of control or failures to pay money judgments and certain defaults in respect of Material Indebtedness, upon the occurrence of which, among other remedies, the lenders may accelerate the maturity of indebtedness and other obligations under the Delayed Draw Term Loan Agreement.

All of the lenders under the Delayed Draw Term Loan Agreement are also lenders under the New Revolving Credit Agreement. STERIS and its subsidiaries also maintain other banking relationships with a number of such lenders.

The above summaries of certain terms and conditions of the New Revolving Credit Agreement and the Delayed Draw Term Loan Agreement are qualified in their entirety by reference to the New Revolving Credit Agreement and the Delayed Draw Term Loan Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Existing Revolving Credit Agreement is hereby incorporated by reference into this Item 1.02 insofar as it relates to the termination of a material definitive agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1+	Credit Agreement, dated as of November 4, 2026, among STERIS plc, STERIS Limited, STERIS Corporation, STERIS Irish FinCo Unlimited Company, the lenders party thereto and each of J.P. Morgan SE and JPMorgan Chase Bank, N.A., as administrative agents.

10.2+	Delayed Draw Term Loan Credit Agreement, dated as of November 4, 2026, among STERIS plc, STERIS Limited, STERIS Corporation, STERIS Irish FinCo Unlimited Company, the lenders party thereto and J.P. Morgan SE as administrative agent.

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Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. STERIS will furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

By	/s/ J. Adam Zangerle
Name:	J. Adam Zangerle
Title:	Senior Vice President, General Counsel & Company Secretary

Dated: November 4, 2026